Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2022
OF $295 MILLION AND DILUTED EARNINGS PER SHARE OF $2.08;
RECORD NET INTEREST INCOME OF $552 MILLION

Pasadena, California – October 20, 2022 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the third quarter of 2022. Third quarter 2022 net income was $295.3 million, or $2.08 per diluted share; diluted earnings per share grew 58% linked quarter annualized and 32% year-over-year.

“This was another quarter of outstanding results. Net interest income increased to a record $552 million, up 66% linked quarter annualized, and our net interest margin expanded an impressive 45 basis points quarter-over-quarter to 3.68%,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Our efficiency improved, expanding all profitability ratios. For the third quarter of 2022, we returned 1.9% on average assets and 20.3% on average equity.”

“Total loans reached a record $47.5 billion as of September 30, 2022, up 8% linked quarter annualized, with growth across all our major loan categories. Asset quality continued to be healthy, with very low charge-offs and criticized loans decreasing 11% from June 30, 2022.”

“All our capital ratios expanded in the third quarter of 2022, driven by the strength of our earnings growth. We ended the quarter with a common equity tier 1 ratio of 12.3% and a tangible common equity ratio1 of 8.35%,” continued Ng.

“With our industry-leading operating margins and strong capital, we are well positioned to navigate the changing economic conditions, and help our customers prosper and maximize personal and business opportunities. We are looking forward to finishing 2022 on a high note and entering 2023 with strength and confidence,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

FINANCIAL HIGHLIGHTS

	Three Months Ended	Qtr-o-Qtr Change		Yr-o-Yr Change
($ in millions, except per share data)	September 30, 2022	$	%	$	%

Total Loans	$47,457	$926	2%	$6,975	17%
Total Deposits	53,857	(486)	(1)	501	1
Total Revenue	$627	$76	14%	$159	34%
Adj. Pre-tax Pre-provision Income[2]	432	62	17	130	43
Net Income	295	37	14	70	31
Diluted Earnings per Share	$2.08	$0.27	15%	$0.50	32%

BALANCE SHEET

•Record Assets – Total assets reached $62.6 billion as of September 30, 2022, up $181.8 million, or 0.3% (1% annualized), from $62.4 billion as of June 30, 2022. Year-over-year, total assets grew $1.6 billion, or 3%, from $61.0 billion as of September 30, 2021.

Third quarter 2022 average interest-earning assets of $59.5 billion were up $810.0 million, or 1% (5% annualized), from $58.7 billion in the second quarter of 2022. Quarter-over-quarter, average loan growth of $2.2 billion was partially offset by declines in other, lower yielding interest-earning assets.

•Record Loans – Total loans reached $47.5 billion as of September 30, 2022, an increase of $926.2 million, or 2% (8% annualized), from $46.5 billion as of June 30, 2022. Year-over-year, total loans grew $7.0 billion, or 17%, from $40.5 billion as of September 30, 2021.

Third quarter 2022 average loans of $46.9 billion grew $2.2 billion, or 5% (20% linked quarter annualized), with solid growth spread across all our major loan categories, led by residential mortgage and commercial real estate loans.

•Total Deposits – Total deposits were $53.9 billion as of September 30, 2022, a decrease of $0.5 billion, or 1% (4% annualized), from $54.3 billion as of June 30, 2022. Year-over-year, deposits grew $0.5 billion, or 1%, from $53.4 billion as of September 30, 2021.

Third quarter 2022 average deposits of $54.1 billion decreased $78.3 million, essentially unchanged from the second quarter. Quarter-over-quarter, growth in average time deposits, interest-bearing checking and money market accounts was offset by a decrease in average noninterest-bearing demand deposits. Average noninterest-bearing deposits made up 41% of average total deposits in the third quarter of 2022, compared with 44% in the second quarter of 2022 and 43% in the third quarter of 2021.

•Strong Capital Levels – As of September 30, 2022, stockholders’ equity was $5.7 billion, or $40.17 per common share, and tangible equity3 per common share was $36.80; each increasing 1% (4% annualized) quarter-over-quarter. As of September 30, 2022, the tangible equity to tangible assets ratio was 8.35%, an increase of six basis points quarter-over-quarter. The common equity tier 1 (“CET1”) capital ratio was 12.3%, and the total risk-based capital ratio was 13.6% as of September 30, 2022.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2022 net income was $295.3 million, an increase of 14%, or 57% annualized, from $258.3 million for the second quarter of 2022, and an increase of 31% from $225.4 million for the third quarter of 2021. Third quarter 2022 diluted earnings per share were $2.08, an increase of 15%, or 58% annualized, from $1.81 per diluted share for the second quarter 2022, and an increase of 32% from $1.57 per diluted share for the year-ago quarter.

Third Quarter 2022 Compared to Second Quarter 2022

Net Interest Income and Net Interest Margin
Record net interest income (“NII”) totaled $551.8 million, an increase of 17%, or 66% annualized, from $473.0 million. Net interest margin (“NIM”) of 3.68% expanded 45 basis points from 3.23%.
•NII growth and NIM expansion were driven by expanding earning asset yields and loan growth, partially offset by an increase in the cost of funds.
•The average loan yield was 4.75%, up 80 basis points from the second quarter. The average interest-earning asset yield was 4.19%, up 77 basis points from the second quarter. Average loans made up 79% of average interest-earning assets in the third quarter of 2022, compared with 76% in the second quarter of 2022.
•The average cost of funds was 0.55%, up 35 basis points from the second quarter. The average cost of deposits was 0.51%, up 34 basis points, and the average cost of interest-bearing deposits was 0.86%, up 56 basis points from the second quarter.
•The changes in yields and rates reflected rising benchmark interest rates.

Noninterest Income
Noninterest income totaled $75.6 million in the third quarter, a decrease of $2.9 million, or 4%, from $78.4 million in the second quarter.
•Fee income and net gains on sales of loans were $69.0 million, an increase of $4.2 million, or 7% (26% annualized), from $64.8 million in the second quarter. Growth in wealth management fees, deposit account fees and gains on sale of SBA loans was partially offset by decreased foreign exchange income.

Noninterest Expense
Noninterest expense totaled $216.0 million in the third quarter, compared with $196.9 million in the second quarter. Third quarter noninterest expense consisted of $195.6 million of adjusted noninterest expense4, $19.9 million in amortization of tax credit and other investments, and $0.5 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $195.6 million increased $14.2 million, or 8% annualized, from $181.4 million in the second quarter, driven by higher compensation and employee benefits.
•Amortization of tax credit and other investments totaled $19.9 million in the third quarter, compared with $15.0 million in the second quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments partially reflects the impact of investments that close in a given period.
•The adjusted efficiency ratio4 was 31.2% in the third quarter, compared with 32.9% in the second quarter.

TAX RELATED ITEMS

Third quarter 2022 income tax expense was $89.0 million compared with income tax expense of $82.7 million for the second quarter of 2022. The year-to-date effective tax rate for the first nine months of 2022 was 22.7%.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

ASSET QUALITY

The asset quality of our loan portfolio continued to be solid and stable.
•Criticized loans decreased $117.4 million, or 11%, quarter-over-quarter to $905.2 million as of September 30, 2022, down from $1,022.6 million as of June 30, 2022. Special mention loans decreased 20% quarter-over-quarter to $471.0 million, and classified loans were essentially unchanged at $434.2 million.
•The criticized loans ratio decreased 29 basis points quarter-over-quarter to 1.91% of loans held-for-investment (“HFI”) as of September 30, 2022, down from 2.20% as of June 30, 2022. The special mention loans ratio decreased 28 basis points quarter-over-quarter to 0.99%, and the classified loans ratio decreased one basis point to 0.92%.
•As of September 30, 2022, nonperforming assets were $97.0 million, or 0.16% of total assets, compared with $89.9 million, or 0.14% of total assets, as of June 30, 2022.
•Third quarter 2022 net charge-offs were $6.6 million, or annualized 0.06% of average loans HFI, compared with net recoveries of $6.6 million, or annualized 0.06% of average loans HFI, for the second quarter of 2022.
•The allowance for loan losses totaled $582.5 million, or 1.23% of loans HFI, as of September 30, 2022, compared with $563.3 million, or 1.21% of loans HFI, as of June 30, 2022. The quarter-over-quarter build in the allowance coverage largely reflects the current macroeconomic outlook and loan growth during the quarter.

Provision for credit losses was $27.0 million for the third quarter of 2022, compared with $13.5 million for the second quarter of 2022.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital metrics as of September 30, 2022, June 30, 2022 and September 30, 2021.

EWBC Risk-Based Capital Ratios
($ in millions)	September 30, 2022 (a)	June 30, 2022 (a)	September 30, 2021 (a)
CET1 capital ratio	12.3%	12.0%	12.8%
Tier 1 capital ratio	12.3%	12.0%	12.8%
Total capital ratio	13.6%	13.2%	14.2%
Leverage ratio	9.6%	9.3%	8.8%
Risk-Weighted Assets (“RWA”) (b)	$49,254	$48,499	$42,128

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its September 30, 2022, June 30, 2022 and September 30, 2021 regulatory capital ratios. The Company’s September 30, 2022 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2022 dividends for the Company’s common stock. The common stock cash dividend of $0.40 per share is payable on November 15, 2022, to stockholders of record on November 1, 2022.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $254 million remains available. East West did not repurchase any shares during the third quarter of 2022.

Conference Call
East West will host a conference call to discuss third quarter 2022 earnings with the public on Thursday, October 20, 2022, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2022 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on October 20, 2022, at 11:30 a.m. PT/2:30 p.m. ET through November 20, 2022. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 3874614.

About East West

East West Bancorp, Inc. is a public company with total assets of $62.6 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts, and that are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business and usually can be identified by the use of forward-looking language, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, market or supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; changes in local, regional and global business, economic and political conditions and geopolitical events; the economic, financial, reputational and other impacts of the ongoing Coronavirus Disease 2019 (“COVID-19”) pandemic, including variants thereof, and any other pandemic, epidemic or health-related crisis, as well as a deterioration of asset quality and an increase in credit losses due to the COVID-19 pandemic; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau, and the California Department of Financial Protection and Innovation - Division of Financial Institutions; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; fluctuations in the Company’s stock price; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S. including the transition away from the U.S. dollar (“USD”) London Interbank Offered Rate (“LIBOR”) to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for loans, a reduction in the availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s debt securities and equity securities portfolio; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2022 % or Basis Point Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$554,260	$688,936	$594,631	(19.5)%		(6.8)%
Interest-bearing cash with banks	1,609,093	1,213,117	4,258,270	32.6		(62.2)
Cash and cash equivalents	2,163,353	1,902,053	4,852,901	13.7		(55.4)
Interest-bearing deposits with banks	630,543	712,709	855,162	(11.5)		(26.3)
Assets purchased under resale agreements (“resale agreements”)	892,986	1,422,794	2,596,142	(37.2)		(65.6)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,771,354, $6,891,522 and $9,783,180)	5,906,090	6,255,504	9,713,006	(5.6)		(39.2)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,459,135 and $2,656,549 in 2022)	3,012,667	3,028,302	—	(0.5)		100.0
Loans held-for-sale (“HFS”)	14,500	28,464	—	(49.1)		100.0
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $582,517, $563,270 and $560,404)	46,859,738	45,938,806	39,921,301	2.0		17.4
Investments in qualified affordable housing partnerships, tax credit and other investments, net	725,254	634,304	664,795	14.3		9.1
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	105,411	107,588	99,785	(2.0)		5.6
Other assets	1,799,822	1,898,062	1,790,321	(5.2)		0.5
Total assets	$62,576,061	$62,394,283	$60,959,110	0.3%		2.7%

Liabilities and Stockholders’ Equity
Deposits	$53,857,362	$54,343,354	$53,356,190	(0.9)%		0.9%
Federal funds purchased	200,000	—	—	100.0		100.0
FHLB advances	324,920	174,776	248,898	85.9		30.5
Assets sold under repurchase agreements (“repurchase agreements”)	611,785	611,785	300,000	—		103.9
Long-term debt and finance lease liabilities	152,610	152,663	151,795	(0.0)		0.5
Operating lease liabilities	113,477	115,387	107,107	(1.7)		5.9
Accrued expenses and other liabilities	1,655,239	1,386,836	1,104,919	19.4		49.8
Total liabilities	56,915,393	56,784,801	55,268,909	0.2		3.0
Stockholders’ equity	5,660,668	5,609,482	5,690,201	0.9		(0.5)
Total liabilities and stockholders’ equity	$62,576,061	$62,394,283	$60,959,110	0.3%		2.7%

Book value per common share	$40.17	$39.81	$40.10	0.9%		0.2%
Tangible equity (1) per common share	$36.80	$36.44	$36.75	1.0		0.1
Number of common shares at period-end	140,918	140,917	141,884	0.0		(0.7)
Tangible equity to tangible assets ratio (1)	8.35%	8.29%	8.62%	6	bps	(27)	bps

(1)See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2022 % Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$15,625,072	$15,377,117	$13,831,649	1.6%	13.0%
Commercial real estate (“CRE”):
CRE	13,573,157	13,566,748	11,818,065	—	14.9
Multifamily residential	4,559,302	4,443,704	3,340,378	2.6	36.5
Construction and land	556,894	515,857	376,921	8.0	47.7
Total CRE	18,689,353	18,526,309	15,535,364	0.9	20.3
Consumer:
Residential mortgage:
Single-family residential	10,855,345	10,234,473	9,021,801	6.1	20.3
Home equity lines of credit (“HELOCs”)	2,184,924	2,280,080	1,963,622	(4.2)	11.3
Total residential mortgage	13,040,269	12,514,553	10,985,423	4.2	18.7
Other consumer	87,561	84,097	129,269	4.1	(32.3)
Total loans HFI (2)	47,442,255	46,502,076	40,481,705	2.0	17.2
Loans HFS	14,500	28,464	—	(49.1)	100.0
Total loans (2)	47,456,755	46,530,540	40,481,705	2.0	17.2
Allowance for loan losses	(582,517)	(563,270)	(560,404)	3.4	3.9
Net loans (2)	$46,874,238	$45,967,270	$39,921,301	2.0	17.4

Deposits:
Noninterest-bearing demand	$21,645,394	$23,028,831	$23,175,471	(6.0)%	(6.6)%
Interest-bearing checking	6,822,343	7,094,726	6,530,601	(3.8)	4.5
Money market	12,113,292	11,814,402	12,555,879	2.5	(3.5)
Savings	2,917,770	3,027,819	2,855,597	(3.6)	2.2
Time deposits	10,358,563	9,377,576	8,238,642	10.5	25.7
Total deposits	$53,857,362	$54,343,354	$53,356,190	(0.9)%	0.9%

(1)Includes $110.9 million, $153.3 million and $807.3 million of Paycheck Protection Program (“PPP”) loans as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively. Excluding PPP loans, total loans were $47.35 billion, $46.38 billion and $39.67 billion as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(2)Includes $(60.3) million, $(56.2) million and $(54.3) million of net deferred loan fees and net unamortized premiums as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2022 % Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$628,236	$499,754	$415,307	25.7%	51.3%
Interest expense	76,427	26,802	19,601	185.2	289.9
Net interest income before provision for (reversal of) credit losses	551,809	472,952	395,706	16.7	39.4
Provision for (reversal of) credit losses	27,000	13,500	(10,000)	100.0	NM
Net interest income after provision for (reversal of) credit losses	524,809	459,452	405,706	14.2	29.4
Noninterest income	75,552	78,444	73,109	(3.7)	3.3
Noninterest expense	215,973	196,860	205,384	9.7	5.2
Income before income taxes	384,388	341,036	273,431	12.7	40.6
Income tax expense	89,049	82,707	47,982	7.7	85.6
Net income	$295,339	$258,329	$225,449	14.3%	31.0%
Earnings per share (“EPS”)
- Basic	$2.10	$1.83	$1.59	14.7%	31.9%
- Diluted	$2.08	$1.81	$1.57	14.6	32.0
Weighted-average number of shares outstanding
- Basic	140,917	141,429	141,880	(0.4)%	(0.7)%
- Diluted	142,011	142,372	143,143	(0.3)	(0.8)

	Three Months Ended			September 30, 2022 % Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,289	$20,142	$17,516	0.7%	15.8%
Deposit account fees	23,636	22,372	18,508	5.6	27.7
Interest rate contracts and other derivative income	8,761	9,801	7,156	(10.6)	22.4
Foreign exchange income	10,083	11,361	13,101	(11.2)	(23.0)
Wealth management fees	8,903	6,539	5,598	36.2	59.0
Net gains on sales of loans	2,129	917	3,329	132.2	(36.0)
Gains on sales of AFS debt securities	—	28	354	(100.0)	(100.0)
Other investment (loss) income	(580)	4,863	5,349	(111.9)	(110.8)
Other income	2,331	2,421	2,198	(3.7)	6.1
Total noninterest income	$75,552	$78,444	$73,109	(3.7)%	3.3%
Noninterest expense:
Compensation and employee benefits	$127,580	$113,364	$105,751	12.5%	20.6%
Occupancy and equipment expense	15,920	15,469	15,851	2.9	0.4
Deposit insurance premiums and regulatory assessments	4,875	4,927	4,641	(1.1)	5.0
Deposit account expense	6,707	5,671	4,136	18.3	62.2
Data processing	3,725	3,486	3,575	6.9	4.2
Computer software expense	6,889	6,572	8,426	4.8	(18.2)
Consulting expense	1,620	2,021	1,635	(19.8)	(0.9)
Legal expense	689	1,047	2,363	(34.2)	(70.8)
Other operating expense	28,094	29,324	20,998	(4.2)	33.8
Amortization of tax credit and other investments	19,874	14,979	38,008	32.7	(47.7)
Total noninterest expense	$215,973	$196,860	$205,384	9.7%	5.2%

NM - Not meaningful.
(1)Includes $524 thousand, $1.4 million and $15.2 million of interest income related to PPP loans for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2022 % Change
	September 30, 2022	September 30, 2021	Yr-o-Yr
Interest and dividend income (1)	$1,560,019	$1,196,026	30.4%
Interest expense	119,645	70,152	70.6
Net interest income before provision for (reversal of) credit losses	1,440,374	1,125,874	27.9
Provision for (reversal of) credit losses	48,500	(25,000)	NM
Net interest income after provision for (reversal of) credit losses	1,391,874	1,150,874	20.9
Noninterest income	233,739	214,406	9.0
Noninterest expense	602,283	585,984	2.8
Income before income taxes	1,023,330	779,296	31.3
Income tax expense	232,010	124,111	86.9
Net income	$791,320	$655,185	20.8%
EPS
- Basic	$5.59	$4.62	21.1%
- Diluted	$5.55	$4.58	21.2
Weighted-average number of shares outstanding
- Basic	141,453	141,799	(0.2)%
- Diluted	142,601	143,051	(0.3)

	Nine Months Ended		September 30, 2022 % Change
	September 30, 2022	September 30, 2021	Yr-o-Yr
Noninterest income:
Lending fees	$59,869	$56,965	5.1%
Deposit account fees	66,323	51,233	29.5
Interest rate contracts and other derivative income	29,695	20,981	41.5
Foreign exchange income	34,143	35,634	(4.2)
Wealth management fees	21,494	20,460	5.1
Net gains on sales of loans	5,968	6,601	(9.6)
Gains on sales of AFS debt securities	1,306	1,178	10.9
Other investment income	5,910	13,870	(57.4)
Other income	9,031	7,484	20.7
Total noninterest income	$233,739	$214,406	9.0%
Noninterest expense:
Compensation and employee benefits	$357,213	$318,985	12.0%
Occupancy and equipment expense	46,853	47,150	(0.6)
Deposit insurance premiums and regulatory assessments	14,519	12,791	13.5
Deposit account expense	17,071	11,845	44.1
Data processing	10,876	12,088	(10.0)
Computer software expense	20,755	23,106	(10.2)
Consulting expense	5,474	4,978	10.0
Legal expense	2,454	5,840	(58.0)
Other operating expense	78,315	58,544	33.8
Amortization of tax credit and other investments	48,753	90,657	(46.2)
Total noninterest expense	$602,283	$585,984	2.8%

NM - Not meaningful.
(1)Includes $7.0 million and $45.6 million of interest income related to PPP loans for the nine months ended September 30, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2022 % Change		Nine Months Ended		September 30, 2022 % Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr	Yr-o-Yr	September 30, 2022	September 30, 2021	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$15,282,661	$14,986,876	$13,531,338	2.0%	12.9%	$14,850,849	$13,678,462	8.6%
CRE:
CRE	13,533,482	13,049,058	11,747,607	3.7	15.2	12,958,562	11,564,946	12.1
Multifamily residential	4,531,351	4,112,411	3,248,281	10.2	39.5	4,133,975	3,139,209	31.7
Construction and land	532,800	475,933	415,812	11.9	28.1	467,731	480,514	(2.7)
Total CRE	18,597,633	17,637,402	15,411,700	5.4	20.7	17,560,268	15,184,669	15.6
Consumer:
Residential mortgage:
Single-family residential	10,676,022	9,624,242	8,962,533	10.9	19.1	9,809,549	8,645,135	13.5
HELOCs	2,216,355	2,290,378	1,912,629	(3.2)	15.9	2,230,060	1,793,928	24.3
Total residential mortgage	12,892,377	11,914,620	10,875,162	8.2	18.5	12,039,609	10,439,063	15.3
Other consumer	81,870	87,590	141,951	(6.5)	(42.3)	97,794	139,557	(29.9)
Total loans (2)	$46,854,541	$44,626,488	$39,960,151	5.0%	17.3%	$44,548,520	$39,441,751	12.9%

Interest-earning assets	$59,478,689	$58,668,677	$58,239,480	1.4%	2.1%	$58,949,457	$55,350,645	6.5%
Total assets	$63,079,444	$62,232,841	$61,359,533	1.4%	2.8%	$62,361,618	$58,263,002	7.0%

Deposits:
Noninterest-bearing demand	$22,423,633	$23,887,452	$23,169,323	(6.1)%	(3.2)%	$23,244,247	$20,345,370	14.2%
Interest-bearing checking	6,879,632	6,712,890	6,646,515	2.5	3.5	6,747,710	6,571,231	2.7
Money market	12,351,571	12,319,930	12,604,827	0.3	(2.0)	12,526,222	12,262,173	2.2
Savings	2,961,634	2,970,007	2,792,702	(0.3)	6.0	2,954,098	2,715,114	8.8
Time deposits	9,435,063	8,239,571	8,283,265	14.5	13.9	8,596,728	8,635,249	(0.4)
Total deposits	$54,051,533	$54,129,850	$53,496,632	(0.1)%	1.0%	$54,069,005	$50,529,137	7.0%

Interest-bearing liabilities	$32,703,323	$30,957,475	$31,039,410	5.6%	5.4%	$31,631,865	$31,099,675	1.7%
Stockholders’ equity	$5,772,638	$5,682,427	$5,680,306	1.6%	1.6%	$5,765,637	$5,482,705	5.2%

(1)Average balances of PPP loans were $127.6 million, $223.2 million and $1.11 billion for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, and $252.8 million and $1.63 billion for the nine months ended September 30, 2022 and 2021, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2022			June 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,287,010	$9,080	1.58%	$2,797,711	$4,787	0.69%
Resale agreements	1,037,292	6,769	2.59%	1,641,723	8,553	2.09%
AFS debt securities	6,204,729	38,383	2.45%	6,503,677	33,438	2.06%
HTM debt securities	3,017,063	12,709	1.67%	3,021,239	12,738	1.69%
Loans (2)	46,854,541	560,452	4.75%	44,626,488	439,416	3.95%
FHLB and FRB stock	78,054	843	4.28%	77,839	822	4.24%
Total interest-earning assets	59,478,689	628,236	4.19%	58,668,677	499,754	3.42%

Noninterest-earning assets:
Cash and due from banks	615,836			712,884
Allowance for loan losses	(566,369)			(545,489)
Other assets	3,551,288			3,396,769
Total assets	$63,079,444			$62,232,841

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,879,632	$8,493	0.49%	$6,712,890	$3,178	0.19%
Money market deposits	12,351,571	33,101	1.06%	12,319,930	8,892	0.29%
Savings deposits	2,961,634	2,268	0.30%	2,970,007	1,864	0.25%
Time deposits	9,435,063	25,032	1.05%	8,239,571	8,554	0.42%
Federal funds purchased and other short-term borrowings	211,794	1,177	2.20%	64,145	241	1.51%
FHLB advances	86,243	392	1.80%	138,960	559	1.61%
Repurchase agreements	624,821	4,421	2.81%	359,778	2,418	2.70%
Long-term debt and finance lease liabilities	152,565	1,543	4.01%	152,194	1,096	2.89%
Total interest-bearing liabilities	32,703,323	76,427	0.93%	30,957,475	26,802	0.35%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	22,423,633			23,887,452
Accrued expenses and other liabilities	2,179,850			1,705,487
Stockholders’ equity	5,772,638			5,682,427
Total liabilities and stockholders’ equity	$63,079,444			$62,232,841

Interest rate spread			3.26%			3.07%
Net interest income and net interest margin		$551,809	3.68%		$472,952	3.23%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $127.6 million and $223.2 million for the three months ended September 30, 2022 and June 30, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2022			September 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,287,010	$9,080	1.58%	$7,036,823	$4,521	0.25%
Resale agreements	1,037,292	6,769	2.59%	2,382,741	8,957	1.49%
AFS debt securities	6,204,729	38,383	2.45%	8,782,682	37,826	1.71%
HTM debt securities	3,017,063	12,709	1.67%	—	—	—%
Loans (2)	46,854,541	560,452	4.75%	39,960,151	363,503	3.61%
FHLB and FRB stock	78,054	843	4.28%	77,083	500	2.57%
Total interest-earning assets	59,478,689	628,236	4.19%	58,239,480	415,307	2.83%

Noninterest-earning assets:
Cash and due from banks	615,836			627,640
Allowance for loan losses	(566,369)			(584,827)
Other assets	3,551,288			3,077,240
Total assets	$63,079,444			$61,359,533

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,879,632	$8,493	0.49%	$6,646,515	$3,186	0.19%
Money market deposits	12,351,571	33,101	1.06%	12,604,827	3,446	0.11%
Savings deposits	2,961,634	2,268	0.30%	2,792,702	1,943	0.28%
Time deposits	9,435,063	25,032	1.05%	8,283,265	7,395	0.35%
Federal funds purchased and other short-term borrowings	211,794	1,177	2.20%	620	—	—%
FHLB advances	86,243	392	1.80%	248,614	857	1.37%
Repurchase agreements	624,821	4,421	2.81%	310,997	2,012	2.57%
Long-term debt and finance lease liabilities	152,565	1,543	4.01%	151,870	762	1.99%
Total interest-bearing liabilities	32,703,323	76,427	0.93%	31,039,410	19,601	0.25%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	22,423,633			23,169,323
Accrued expenses and other liabilities	2,179,850			1,470,494
Stockholders’ equity	5,772,638			5,680,306
Total liabilities and stockholders’ equity	$63,079,444			$61,359,533

Interest rate spread			3.26%			2.58%
Net interest income and net interest margin		$551,809	3.68%		$395,706	2.70%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $127.6 million and $1.11 billion for the three months ended September 30, 2022 and September 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,175,596	$17,127	0.72%	$6,078,982	$11,781	0.26%
Resale agreements	1,588,452	23,705	2.00%	1,994,776	23,077	1.55%
AFS debt securities	6,886,268	106,290	2.06%	7,755,029	101,616	1.75%
HTM debt securities	2,672,797	33,645	1.68%	—	—	—%
Loans (2)	44,548,520	1,376,978	4.13%	39,441,751	1,057,964	3.59%
FHLB and FRB stock	77,824	2,274	3.91%	80,107	1,588	2.65%
Total interest-earning assets	58,949,457	1,560,019	3.54%	55,350,645	1,196,026	2.89%

Noninterest-earning assets:
Cash and due from banks	656,772			602,830
Allowance for loan losses	(551,818)			(603,523)
Other assets	3,307,207			2,913,050
Total assets	$62,361,618			$58,263,002

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,747,711	$13,073	0.26%	$6,571,231	$11,177	0.23%
Money market deposits	12,526,222	45,196	0.48%	12,262,173	11,869	0.13%
Savings deposits	2,954,098	5,836	0.26%	2,715,114	5,762	0.28%
Time deposits	8,596,728	40,266	0.63%	8,635,250	26,982	0.42%
Federal funds purchased and other short-term borrowings	93,370	1,427	2.04%	1,871	42	3.00%
FHLB advances	128,137	1,529	1.60%	457,273	6,025	1.76%
Repurchase agreements	433,340	8,855	2.73%	304,745	5,981	2.62%
Long-term debt and finance lease liabilities	152,259	3,463	3.04%	152,018	2,314	2.04%
Total interest-bearing liabilities	31,631,865	119,645	0.51%	31,099,675	70,152	0.30%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,244,247			20,345,370
Accrued expenses and other liabilities	1,719,869			1,335,252
Stockholders’ equity	5,765,637			5,482,705
Total liabilities and stockholders’ equity	$62,361,618			$58,263,002

Interest rate spread			3.03%			2.59%
Net interest income and net interest margin		$1,440,374	3.27%		$1,125,874	2.72%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $252.8 million and $1.63 billion for the nine months ended September 30, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			September 30, 2022 Basis Point Change
	September 30, 2022	June 30, 2022	September 30, 2021	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.86%	1.66%	1.46%	20	bps	40	bps
Return on average equity	20.30%	18.23%	15.75%	207		455
Tangible return on average tangible equity (2)	22.16%	19.94%	17.25%	222		491
Interest rate spread	3.26%	3.07%	2.58%	19		68
Net interest margin	3.68%	3.23%	2.70%	45		98
Average loan yield	4.75%	3.95%	3.61%	80		114
Yield on average interest-earning assets	4.19%	3.42%	2.83%	77		136
Average cost of interest-bearing deposits	0.86%	0.30%	0.21%	56		65
Average cost of deposits	0.51%	0.17%	0.12%	34		39
Average cost of funds	0.55%	0.20%	0.14%	35		41
Adjusted pre-tax, pre-provision profitability ratio (3)	2.72%	2.38%	1.95%	34		77
Adjusted noninterest expense/average assets (3)	1.23%	1.17%	1.08%	6		15
Efficiency ratio	34.43%	35.70%	43.81%	(127)		(938)
Adjusted efficiency ratio (3)	31.18%	32.90%	35.55%	(172)	bps	(437)	bps

	Nine Months Ended (1)		September 30, 2022 Basis Point Change
	September 30, 2022	September 30, 2021	Yr-o-Yr
Return on average assets	1.70%	1.50%	20	bps
Return on average equity	18.35%	15.98%	237
Tangible return on average tangible equity (2)	20.04%	17.56%	248
Interest rate spread	3.03%	2.59%	44
Net interest margin	3.27%	2.72%	55
Average loan yield	4.13%	3.59%	54
Yield on average interest-earning assets	3.54%	2.89%	65
Average cost of interest-bearing deposits	0.45%	0.25%	20
Average cost of deposits	0.26%	0.15%	11
Average cost of funds	0.29%	0.18%	11
Adjusted pre-tax, pre-provision profitability ratio (3)	2.41%	1.94%	47
Adjusted noninterest expense/average assets (3)	1.18%	1.13%	5
Efficiency ratio	35.98%	43.72%	(774)
Adjusted efficiency ratio (3)	32.98%	36.80%	(382)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Table 13.
(3)See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270
Provision for credit losses on loans	(a)	9,575	11,163	6,281	255	27,274
Gross charge-offs		(6,894)	(6,226)	(775)	(10)	(13,905)
Gross recoveries		7,172	71	21	—	7,264
Total net recoveries (charge-offs)		278	(6,155)	(754)	(10)	(6,641)
Foreign currency translation adjustment		(1,386)	—	—	—	(1,386)
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517

		Three Months Ended June 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685
Provision for (reversal of) credit losses on loans	(a)	19,030	(9,181)	3,122	(502)	12,469
Gross charge-offs		(240)	(679)	(193)	(34)	(1,146)
Gross recoveries		6,514	1,043	173	—	7,730
Total net recoveries (charge-offs)		6,274	364	(20)	(34)	6,584
Foreign currency translation adjustment		(1,468)	—	—	—	(1,468)
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270

		Three Months Ended September 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724
(Reversal of) provision for credit losses on loans	(a)	(23,364)	8,527	2,972	130	(11,735)
Gross charge-offs		(1,154)	(16,903)	(912)	(10)	(18,979)
Gross recoveries		4,203	1,106	156	—	5,465
Total net recoveries (charge-offs)		3,049	(15,797)	(756)	(10)	(13,514)
Foreign currency translation adjustment		(71)	—	—	—	(71)
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	37,867	3,640	10,628	(140)	51,995
Gross charge-offs		(18,322)	(7,304)	(968)	(90)	(26,684)
Gross recoveries		16,688	1,343	332	—	18,363
Total net charge-offs		(1,634)	(5,961)	(636)	(90)	(8,321)
Foreign currency translation adjustment		(2,736)	—	—	—	(2,736)
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517

		Nine Months Ended September 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(42,127)	16,198	4,229	2,226	(19,474)
Gross charge-offs		(20,162)	(28,642)	(1,091)	(43)	(49,938)
Gross recoveries		6,301	3,101	336	5	9,743
Total net charge-offs		(13,861)	(25,541)	(755)	(38)	(40,195)
Foreign currency translation adjustment		90	—	—	—	90
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404

		Three Months Ended			Nine Months Ended
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$24,304	$23,262	$26,300	$27,514	$33,577
(Reversal of) provision for credit losses on unfunded credit commitments	(b)	(274)	1,031	1,735	(3,495)	(5,526)
Foreign currency translation adjustment		11	11	1	22	(15)
Allowance for unfunded credit commitments, end of period (1)		$24,041	$24,304	$28,036	$24,041	$28,036

Provision for (reversal of) credit losses	(a)+(b)	$27,000	$13,500	$(10,000)	$48,500	$(25,000)

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2022	June 30, 2022	September 30, 2021
Special mention loans	$470,964	$590,227	$448,497
Classified loans	434,242	432,414	561,787
Total criticized loans (1)	$905,206	$1,022,641	$1,010,284

Nonperforming Assets	September 30, 2022	June 30, 2022	September 30, 2021
Nonaccrual loans:
Commercial:
C&I	$47,988	$40,053	$97,157
Total CRE	11,209	12,742	15,359
Consumer:
Total residential mortgage	23,309	37,129	18,153
Other consumer	37	11	2,491
Total nonaccrual loans	82,543	89,935	133,160
Other real estate owned, net	—	—	28,800
Other nonperforming assets	—	—	10,681
Nonperforming loans HFS	14,500	—	—
Total nonperforming assets	$97,043	$89,935	$172,641

Credit Quality Ratios	September 30, 2022	June 30, 2022	September 30, 2021
Annualized quarterly net charge-offs (recoveries) to average loans HFI	0.06%	(0.06)%	0.13%
Special mention loans to loans HFI	0.99%	1.27%	1.11%
Classified loans to loans HFI	0.92%	0.93%	1.39%
Criticized loans to loans HFI	1.91%	2.20%	2.50%
Nonperforming assets to total assets	0.16%	0.14%	0.28%
Nonaccrual loans to loans HFI	0.17%	0.19%	0.33%
Allowance for loan losses to loans HFI	1.23%	1.21%	1.38%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents total revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2022	June 30, 2022	September 30, 2021
Net interest income before provision for (reversal of) credit losses		$551,809	$472,952	$395,706
Total noninterest income		75,552	78,444	73,109
Total revenue	(a)	$627,361	$551,396	$468,815

Total noninterest expense	(b)	$215,973	$196,860	$205,384
Less: Amortization of tax credit and other investments		(19,874)	(14,979)	(38,008)
Amortization of core deposit intangibles		(485)	(488)	(705)
Adjusted noninterest expense	(c)	$195,614	$181,393	$166,671
Efficiency ratio	(b)/(a)	34.43%	35.70%	43.81%
Adjusted efficiency ratio	(c)/(a)	31.18%	32.90%	35.55%
Adjusted pre-tax, pre-provision income	(a)-(c) = (d)	$431,747	$370,003	$302,144
Average total assets	(e)	$63,079,444	$62,232,841	$61,359,533
Adjusted pre-tax, pre-provision profitability ratio (1)	(d)/(e)	2.72%	2.38%	1.95%
Adjusted noninterest expense/average assets (1)	(c)/(e)	1.23%	1.17%	1.08%

		Nine Months Ended
		September 30, 2022	September 30, 2021
Net interest income before provision for (reversal of) credit losses		$1,440,374	$1,125,874
Total noninterest income		233,739	214,406
Total revenue	(f)	$1,674,113	$1,340,280

Total noninterest expense	(g)	$602,283	$585,984
Less: Amortization of tax credit and other investments		(48,753)	(90,657)
Amortization of core deposit intangibles		(1,484)	(2,147)
Adjusted noninterest expense	(h)	$552,046	$493,180
Efficiency ratio	(g)/(f)	35.98%	43.72%
Adjusted efficiency ratio	(h)/(f)	32.98%	36.80%
Adjusted pre-tax, pre-provision income	(f)-(h) = (i)	$1,122,067	$847,100
Average total assets	(j)	$62,361,618	$58,263,002
Adjusted pre-tax, pre-provision profitability ratio (1)	(i)/(j)	2.41%	1.94%
Adjusted noninterest expense/average assets (1)	(h)/(j)	1.18%	1.13%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2022	June 30, 2022	September 30, 2021
Stockholders’ equity	(a)	$5,660,668	$5,609,482	$5,690,201
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(8,667)	(8,537)	(9,849)
Tangible equity	(b)	$5,186,304	$5,135,248	$5,214,655

Total assets	(c)	$62,576,061	$62,394,283	$60,959,110
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(8,667)	(8,537)	(9,849)
Tangible assets	(d)	$62,101,697	$61,920,049	$60,483,564
Total stockholders’ equity to total assets ratio	(a)/(c)	9.05%	8.99%	9.33%
Tangible equity to tangible assets ratio	(b)/(d)	8.35%	8.29%	8.62%

Tangible return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	(e)	$295,339	$258,329	$225,449	$791,320	$655,185
Add: Amortization of core deposit intangibles		485	488	705	1,484	2,147
Amortization of mortgage servicing assets		340	364	430	1,096	1,264
Tax effect of amortization adjustments (2)		(237)	(245)	(322)	(742)	(968)
Tangible net income	(f)	$295,927	$258,936	$226,262	$793,158	$657,628

Average stockholders’ equity	(g)	$5,772,638	$5,682,427	$5,680,306	$5,765,637	$5,482,705
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(8,379)	(8,827)	(10,135)	(8,801)	(10,847)
Average tangible equity	(h)	$5,298,562	$5,207,903	$5,204,474	$5,291,139	$5,006,161
Return on average equity (3)	(e)/(g)	20.30%	18.23%	15.75%	18.35%	15.98%
Tangible return on average tangible equity (3)	(f)/(h)	22.16%	19.94%	17.25%	20.04%	17.56%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.77% for the three and nine months ended September 30, 2022, and the three months ended June 30, 2022. Applied statutory tax rate of 28.37% for the three and nine months ended September 30, 2021.
(3)Annualized.